Exhibit 99.1

Heinz Reaffirms FY 2006 Pro-Forma EPS of $2.10-$2.16;
Updates Shareholders on Completion of 2003-2006 Transformation Plan

Pittsburgh, April 24, 2006 – H.J. Heinz Company issued a letter to shareholders today summarizing its strategic vision and progress in building shareholder value. The letter is attached with this release.

     The Company also reaffirmed Fiscal Year 2006 pro-forma EPS guidance of $2.10 to $2.16 per share, as communicated February 28. From that pro-forma base, Heinz expects Fiscal 2007 sales growth of 3-4 percent, operating income and EPS growth at the upper-end of a range of 6-8 percent, and operating free cash flow of $800 million to $900 million.

     Comprehensive fourth quarter and Fiscal 2006 earnings results will be released June 1.

     “Following a successful transformation restructuring process, Heinz has established a solid new foundation for growth with leading brands in established and select developing geographies,” said Chairman, President and CEO William R. Johnson. “It is important that we communicate to shareholders the scope of the important change that has been achieved, and the capabilities we have built and are refining to drive increased shareholder value in Fiscal 2007 and beyond.”

EDITORS’ NOTE: Letter to shareholders follows this release.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings and gross margins objectives, currency valuations and interest rate fluctuations, change in credit ratings, the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements, the success of Heinz’s growth and innovation strategy and the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz’s investments, and other factors described in “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended April 27, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

* * *

ABOUT HEINZ: H.J. Heinz Company, offering "Good Food, Every Day™,” is one of the world's leading marketers and producers of branded foods in ketchup, condiments,

sauces, meals, soups, seafood, snacks, and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), HP®, Lea & Perrins®, Ore-Ida® french fries and roasted potatoes, and Smart Ones® meals, and Plasmon® baby food. Heinz has number-one or number-two brands in its three categories of Ketchup & Sauces, Meals & Snacks, and Infant Nutrition. Information on Heinz is available at www.heinz.com/news.

H.J. Heinz Company Contacts:

Media:	Ted Smyth, 412-456-5780
Debbie Foster, 412-456-5778
Mike Yeomans, 412-456-5788
Investors:	Jack Runkel, 412-456-6034

##

LETTER TO SHAREHOLDERS

April 24, 2006

Dear Fellow Shareholders:

We have reached an important transition point at Heinz and want to provide you with an update on our progress as we approach the end of a successful Fiscal 2006. We also want to reconfirm that we are on-track with our Fiscal 2006 pro-forma earnings per share expectations of $2.10 to $2.16, as communicated at our third quarter earnings release on February 28, 2006.

We have been making great progress in simplifying and focusing the Company on the businesses where we can win. It has been a long journey that began with the spin-off of our non-core U.S. businesses in December 2002, and has culminated with the recently completed sale of our European Seafood and New Zealand Poultry businesses.

We are very pleased that the portfolio realignment portion of the plan is now virtually finished. We have a few, non-core, geographically-isolated divestitures to complete, but with the majority of divestitures behind us, we can now sharpen our focus on growing our three core categories, where the Company has already made some impressive gains.

From the completion of the spin-off transaction with Del Monte through April 21, we have driven Total Shareholder Return (TSR) of 41%. This reflects price appreciation plus dividends, and is ahead of the average of the S&P Packaged Food Index, despite the dilutive effects of divesting non-core businesses. More importantly, we have completed the work necessary to drive more consistent and faster growth going forward. We are here to create value for you, our shareholders, and that is exactly what we have done and will continue to do going forward.

Progress Update

The H. J. Heinz Company has been a pioneer in the food industry for 137 years and possesses one of the world’s best and most recognizable brands – Heinz®. While the Company has been around a long time, we are constantly finding new ways to capitalize on emerging consumer trends and better methods of doing business. We were, in fact, among the first to anticipate the food industry’s current challenges in the wake of retailer consolidation and rising costs, and to recognize the opportunities in our own Company. When I became Chairman in late 2000, Heinz was highly fragmented. The Company had more than 250 legal entities on 6 continents, sold products in multiple categories, and had more than 100 brands. To make a long story short, the Company was overly complex.

Consequently, we commenced a bold, transformational strategy to divest non-core operations around the globe, to simplify the remaining businesses and to sharpen our focus on the three core categories where we have competitive advantage and leadership positions:

1. Ketchup & Sauces
2. Meals & Snacks
3. Infant Food

The Results of the Fiscal 2003-2006 Strategic Plan

The results of our strategic transformation have been dramatic and have established a much stronger foundation upon which Heinz can build consistent, sustainable growth. Under this plan, we:

•	Successfully divested non-core U.S. businesses in a $2.3 billion, tax-free spin-off in Fiscal 2003. This simplified our U.S. business and enabled us to upgrade talent, processes and systems. Consequently, we have delivered results in North America that rank near the top of the food industry. Our North America Consumer Products business is on-track to grow sales at a compound annual rate of 6% over the 3 years since the spin-off, while profits are expected to increase at close to double-digit rates over that period. We have driven growth through innovation in the iconic Heinz® Ketchup brand, Smart Ones® nutritional meals, Ore-Ida® frozen potatoes and Classico® pasta sauces.

•	Implemented a similar transformational plan in our Pacific operations of Australia and New Zealand, where results have been even better than in the U.S. In these two business units, Heinz simplified the structure, upgraded talent, streamlined processes and accelerated innovation. As a consequence, sales will have grown at double-digit rates and operating profits in the Pacific operations will have more than doubled from Fiscal 2003 through 2006.

•	Reduced the total number of Heinz manufacturing facilities by 15%, global employees by approximately 30% and overall stock keeping units (SKU’s) by almost 50%. In addition, regional headquarters in Europe and Asia have been virtually eliminated and global executive positions have been reduced by more than 35%.

•	From FY02 through FY06, we will have significantly outpaced the industry in working capital efficiency improvements, lowering our cash conversion cycle by more than 30 days to an estimated 57 days for FY06, while the industry average is down 4 days. We also maintained capital spending at an average rate of 2.4% of sales, the lowest in the industry, reflecting excess factory capacity in the food business.

•	Generated record cash flow from operations of over $3 billion for the past three fiscal years of 2003, 2004 and 2005, the best consecutive period in Heinz’s history.

•	Recruited proven executives from companies like Procter & Gamble, McKinsey Consulting, PepsiCo and General Electric to further develop capabilities. We also upgraded operational processes and invested in best-in-class systems, such as SAP.

•	Acquired highly-targeted businesses to further strengthen our leadership position in the three core categories, including the Petrosoyuz business in Russia and the iconic HP® and Lea & Perrins® sauces brands.

•	Applied the strategies that have proven so successful in the U.S. and Pacific operations to the rest of Heinz, and particularly to Europe where all food manufacturers have encountered a very challenging environment. The Company is nearing completion of a global program to divest roughly 20 non-core product lines/businesses which will generate proceeds of more than $1 billion. More than 90% of sales will now be in our three core categories and approximately 60% of sales will be generated by our top 10 brands, making Heinz one of the most focused companies in the packaged food industry.

•	Increased financial transparency through a standardized performance scorecard, faster reporting of financial results (cutting cycle time to roughly 26 days versus about 45 days in FY02) and successful implementation of the Sarbanes-Oxley regulations.

•	Returned over $4 billion to shareholders over the last four years through the dividend derived from the spin-off to Del Monte, the annual dividend program and share repurchases. Altogether, these represent about one-third of current market capitalization. This year alone we have repurchased approximately 6% of our outstanding shares, including the purchases planned for the fourth quarter that we communicated in February.

As a result of all these actions, Heinz has become a stronger and more nimble company and, as mentioned, we have driven total shareholder return (TSR) at a rate of 41% since the spinoff in 2002, nearly double the peer food company average of 21%. Additionally, our strategy of focusing on core strengths is now being emulated by a number of peers across the food industry.

The Growth Strategy Outlined in September 2005

Looking forward, we are excited about the opportunity to build on our stronger foundation. As discussed with shareholders in September 2005, we will pursue the following strategies to become the world leader in our three categories of Ketchup & Sauces, Meals & Snacks and Infant Food.

1.	Drive Profitable Growth:

With a more focused portfolio, Heinz will devote its energy and resources primarily to the six major developed markets of the U.S., Canada, U.K., Italy, Western Europe and Australia/New Zealand. In these markets, Heinz will increase consumer support and leverage key demographic trends and consumer insights to improve value to customers and consumers. Our goal is to generate approximately 15% of total sales from new products that have been launched in the prior 24 months.

We will, as previously outlined, also focus on the key emerging markets of Russia, India, China, Indonesia and Poland. These markets represent over 40% of the world’s population and 15% of the world’s GDP growth. Heinz has good, profitable businesses in each of these markets and will be looking to drive exceptional growth with products designed for local tastes and cultures.

2.	Further Simplify the Business:

Heinz will continue to improve its effectiveness and relentlessly root-out complexity by:
	-	pruning those few remaining businesses that do not fit with our long-term strategy;
	-	eliminating non-value-added facilities and SKU’s;
	-	continued de-layering of the organization; and
	-	establishing best-in-class processes and systems around the globe.

3.	Reduce Costs to Improve Margins:

In the face of recent increases in fuel, commodity, pension and compliance costs, Heinz has plans to improve gross margins and operating margins. These include initiatives to drive efficiency in trade spending, enhance sales mix, accelerate global procurement, improve supply chain processes/tools and reduce general & administrative costs (which are already among the lowest in the industry). All of these initiatives are expected to improve operating margins substantially and provide the fuel for additional growth.

4.	Achieve Operational Excellence:

We continue to attract, develop and retain great leadership and talent, made possible by a tremendous legacy and a vigorous executive development process. Our key leaders are instilling the discipline to establish a world-class Sales & Operations Planning process and are supporting this process with best-in-class systems, such as SAP, Siebel, MEI and Manugistics. Through this focus by senior management and the Board of Directors, we are establishing world-class organizational capabilities and performance.

5.	Drive Cash Flow to Improve Shareholder Value:

Building from our excellent cash flow results over the last few years, we will continue driving cash flow to leverage value. Going forward, the key sources of cash flow are expected to be faster earnings growth, continued reduction of the cash conversion cycle (CCC), strong discipline on capital spending and the sale of underutilized assets (including additional pruning of the portfolio).

This is expected to facilitate a dividend payout ratio that is consistently among the best in the industry, a strong share repurchase program, and the maintenance of an investment-grade credit rating. With regard to acquisitions, we remain committed to pursuing highly strategic, game-changing acquisitions like HP® and Lea & Perrins®, and will be extremely selective in our transactions.

Looking Forward to Fiscal 2007

As we approach Fiscal 2007, we like what we see and expect a strong start to the new phase of our strategic development. Specifically, we can reconfirm that from our pro forma FY06 base, we anticipate sales growth of 3% to 4%, improvement in operating profit and EPS at the upper end of our 6% to 8% range, and operating free cash flow of $800 million to $900 million. Additionally, we plan to substantially increase consumer marketing spending in FY07.

Importantly, overseeing our continuing growth and transformation is a diverse, talented and engaged Board of Directors, where 11 of 12 members are independent outsiders and leaders in their respective fields. Under your Board’s direction, Heinz has earned exceptional corporate governance ratings. Heinz’s Board and management take their responsibilities seriously and have devoted significant time and attention to ensuring best practices in governance.

Summary

As we have been building a new foundation for sustainable growth we, like you, would like to see greater share price appreciation and believe that our game-changing structural transformation will indeed achieve that goal. We are confident in our blueprint for developing high quality, convenient, on-trend foods demanded by consumers, financed by savings from continuous efforts to reduce non-value-added costs. The Heinz Board of

Directors and management are fully aligned with our shareholders, and we will continue to take actions to generate the returns that we all expect from Heinz.

We look forward to our continuing dialogue with you and to reporting our progress on driving shareholder value.

Sincerely,

William R. Johnson
Chairman of the Board
President & Chief Executive Officer

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This shareholder letter contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings and gross margins objectives, currency valuations and interest rate fluctuations, change in credit ratings, the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities and satisfaction of other legal requirements, the success of Heinz’s growth and innovation strategy and the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz’s investments, and other factors described in “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended April 27, 2005. The Company undertakes no obligation to publicly update or revise any forward-

looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 -free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on March 3, 2006

* * *

H.J. Heinz Company Contacts:

Media:	Ted Smyth, 412-456-5780
Debbie Foster, 412-456-5778
Mike Yeomans, 412-456-5788
Investors:	Jack Runkel, 412-456-6034